UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Studio City International Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands†	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

36/F, The Centrium

60 Wyndham Street

Hong Kong

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing four Class A ordinary shares, par value US$0.0001 per share	New York Stock Exchange LLC

Class A Ordinary shares, par value US$0.0001 per share*	New York Stock Exchange LLC*

*	Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-227232 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

†

Prior to the completion of the offering referred to in the registration statement on Form F-1 (File No. 333-227232), Studio City International Holdings Limited will undergo a series of organizational transactions, as a part of which it will redomicile by way of continuation as an exempted company incorporated with limited liability under the laws of the Cayman Islands.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth under “Description of Share Capital,” “Description of American Depositary Shares” and “Shares Eligible For Future Sale” in the Registrant’s registration statement on Form F-1 (File No. 333-227232), initially filed with the Securities and Exchange Commission on September 7, 2018, as amended, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, which description and prospectus are incorporated herein by reference. Copies of such description will be filed with the New York Stock Exchange.

Item 2. Exhibits.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Studio City International Holdings Limited

By:	/s/ Geoffry Philip Andres
Name: Geoffry Philip Andres
Title: Property President

Date: October 9, 2018

[Signature Page to Form 8-A]